Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264708

The information in this preliminary prospectus supplement is not complete and may be changed or withdrawn without notice. This preliminary prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute an offer to sell or a solicitation of an offer to buy, any of these securities nor shall there be any sale of these securities or any solicitation of an offer to buy these securities in any jurisdiction in which such offer, sale or solicitation would be unlawful.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 5, 2022)

$

Tucson Electric Power Company

            % Senior Notes due 20

We are offering $                 aggregate principal amount of our                 % senior notes due 20    , which we refer to as the notes. Interest on the notes will be payable semi-annually in arrears on each                  and                 , beginning                 , 2023, and at maturity. The notes will mature on                 , 20    , unless earlier redeemed as described below.

We may redeem the notes at any time or from time to time, in whole or in part, at the applicable redemption price as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.”

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be effectively junior to any of our existing and future secured debt to the extent of the value of the collateral securing such secured debt.

The notes will initially be represented by a global certificate deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Beneficial interests in the global certificate will be exchangeable for definitive securities only in limited circumstances. The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or to arrange for the notes to be quoted on any automated system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4.

	Per Note		Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to Tucson Electric Power Company (Before Expenses)		%	$

(1)	Plus accrued interest from , 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of DTC against payment in New York, New York on or about                 , 2023.

Joint Book-Running Managers

Truist Securities	MUFG	Scotiabank

US Bancorp		Wells Fargo Securities

Co-Manager

Academy Securities

The date of this prospectus supplement is February     , 2023.

Prospectus Supplement

Prospectus

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, this prospectus supplement, describes the specific terms of the notes we are offering. The second part, the accompanying prospectus and the documents incorporated by reference, describes our business and gives more general information, some of which may not apply to the notes we are offering in this prospectus supplement. You should read this prospectus supplement together with the accompanying prospectus and the documents incorporated by reference before making a decision to invest in the notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that was filed by us with the Securities and Exchange Commission (“SEC”). Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the notes offered hereby, up to an indeterminate amount. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and any written communication from us or the underwriters specifying the final terms of the offering. We have not, nor have any underwriters or dealers, authorized anyone else to provide you with different information about us or the notes. We are not, nor are any underwriters or dealers, making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering is accurate as of any date other than the date on the front of those documents or that the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering are accurate as of any date other than the date those documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Tucson Electric Power Company (“TEP,” the “Company” or “we”) is including the following cautionary statements to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by TEP in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, future economic conditions, future operational or financial performance and underlying assumptions, and other statements that are not statements of historical facts. Forward-looking statements may be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “potential,” “projects,” “would,” and similar expressions. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by or on behalf of TEP, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany such forward-looking statements. In addition, TEP disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

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Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed therein. We express our estimates, expectations, beliefs, and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s estimates, expectations, beliefs, or projections will be achieved or accomplished. We have identified the following important factors that could cause actual results to differ materially from those discussed in our forward-looking statements. These may be in addition to other factors and matters discussed in “Risk Factors,” beginning on page S-4 of this prospectus supplement; Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”); Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our 2022 Form 10-K; and other parts of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. These factors include: voter initiatives and state and federal regulatory and legislative decisions and actions, including changes in tax, inclusive of the Inflation Reduction Act of 2022 and evolving interpretive guidance related thereto, and energy policies and the adoption of new regulations regarding electric service disconnections; any change in the structure of utility service in Arizona resulting from the Arizona Corporation Commission’s (“ACC”) or state legislature’s examination of the state’s energy policies; any changes in, and compliance with, environmental laws and regulatory decisions and policies that could increase operating and capital costs, reduce generation facility output, or accelerate generation facility retirements; the outcome of our general rate case filed with the ACC in June 2022; unfavorable rulings, penalties, or findings by the Federal Energy Regulatory Commission; regional economic and market conditions that could affect customer growth and electricity usage; the continuation of benefits of participation in the Energy Imbalance Market; changes in electricity consumption by retail customers; risks related to climate change, including shifts in weather seasonality and extreme weather events affecting electricity usage of our customers and the performance of our operations; our forecasts of peak demand and whether existing generation capacity and power purchase agreements are sufficient to meet the expected demand plus reserve margin requirements; the cost of debt and equity capital and access to capital markets and bank markets, which may affect our ability to raise additional capital and use the proceeds from any capital that we do raise as originally intended; the performance of the stock market and a changing interest rate environment, which affect the value of our pension and other postretirement benefit plan assets and related contribution requirements and expenses; the potential inability to make additions to our existing high voltage transmission system; unexpected increases in operations and maintenance expense, including inflationary effects; resolution of pending litigation matters; changes in accounting standards; changes in our critical accounting estimates; the ongoing impact of mandated energy efficiency and distributed generation initiatives; changes to long-term contracts; the cost of fuel and power supplies; fluctuations or increases in commodity prices; the ability to obtain coal or natural gas from our suppliers; the timing and cost of generation facility decommissioning and mine reclamation activities; cyber-attacks, data breaches, or other cyberspace attacks to our information security and our operations and technology infrastructure, including attacks that may rise from heightened geopolitical instability; physical attacks to our electric generation, transmission, and distribution assets; the performance of generation facilities, including renewable generation resources; the extent of the impact of a global health crisis on our business and operations, and the economic and societal disruptions resulting therefrom and from the government actions taken in response thereto; and the ongoing implementation of our 2020 Integrated Resource Plan.

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SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and the indenture (as defined below).

TEP and its predecessor companies have served the greater Tucson metropolitan area for 130 years. TEP was incorporated in the State of Arizona in 1963. TEP is a regulated electric utility company serving approximately 443,000 retail customers. TEP’s service territory covers 1,155 square miles and includes a population of over one million people in Pima County, as well as parts of Cochise County. TEP’s principal business operations include generating, transmitting, and distributing electricity to its retail customers. In addition to retail sales, TEP sells electricity, transmission, and ancillary services to other utilities, municipalities, and energy marketing companies on a wholesale basis. TEP is subject to comprehensive state and federal regulation. The regulated electric utility operation is TEP’s only business segment.

TEP is a wholly-owned subsidiary of UNS Energy Corporation (“UNS Energy”), a utility services holding company. UNS Energy is an indirect wholly-owned subsidiary of Fortis Inc., whose principal executive offices are located in St. John’s, Newfoundland and Labrador, Canada.

Our principal executive offices are located at 88 E. Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

Summary of the Offering

Issuer	Tucson Electric Power Company

Securities Offered	We are offering $ aggregate principal amount of our % senior notes due 20 .

Maturity Date	The notes will mature on , 20 , unless earlier redeemed as described below.

Interest Rate	Interest on the notes will accrue at a rate of % per annum.

Interest Payment Dates	Interest on the notes will accrue from the interest accrual date set forth on the cover of this prospectus supplement and will be payable semi-annually in arrears on each and , beginning on , 2023, and at maturity.

Optional Redemption	We may redeem the notes at any time or from time to time, in whole or in part, at the applicable redemption price as described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement.

Security and Ranking	The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may issue in the future and will be effectively junior to any secured debt that we may issue in the future to the extent of the value of the collateral securing such secured debt. See “Description of Notes—Ranking” in the accompanying prospectus.

Limitation on Secured Debt	As long as the notes are outstanding, we will not create, issue, incur or assume any debt secured by a lien upon any of our property (other than Excepted Property, as described below), except for certain permitted secured debt, unless the notes are also secured by that lien. See “Description of Notes—Limitation on Secured Debt” in the accompanying prospectus.

Sinking Fund	There is no sinking fund for the notes.

Additional Issuances	We may from time to time, without the consent of the holders of the notes, issue additional notes having the same terms and conditions as the notes in all respects (except for the issue date, public offering price and, if applicable, the first interest payment date), so that the notes are part of the same series as the previously outstanding notes.

Form and Denomination	The notes will be represented by one or more global certificates deposited with or on behalf of DTC and registered in the name of its nominee. See “Description of Notes—Book-Entry System; Delivery and Form” in the accompanying prospectus. The notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from this offering (i) to repay or redeem at or prior to maturity some or all of the outstanding $150 million aggregate principal amount of our 3.85% Notes due 2023, (ii) to repay or redeem at or prior to maturity some or all of the outstanding $90.745 million aggregate principal amount of tax-exempt bonds issued on our behalf, bearing interest at 4.00% per annum and maturing in 2029, (iii) to repay debt incurred under our $250 million revolving credit facility which expires in 2026 and/or (iv) for general corporate purposes as permitted by law. This prospectus supplement does not constitute a notice of redemption of such notes or tax-exempt bonds to be redeemed. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Certain of the underwriters or their affiliates may own a portion of the notes or tax-exempt bonds that may be repaid or redeemed with the net proceeds of this offering and may, therefore, receive a portion of the net proceeds from this offering. In addition, we may use a portion of the net proceeds of this offering to repay borrowings under our $250 million revolving credit facility, including amounts owed to the underwriters or their affiliates that are lenders under the credit facility as described under “Use of Proceeds” in this prospectus supplement. Any underwriter (together with its affiliates) that receives at least 5% of the net proceeds from this offering will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Under FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as this offering is a class of securities that are “investment grade rated” within the meaning of FINRA Rule 5121. In order to comply with FINRA Rule 5121, any underwriter that has a conflict of interest within the meaning of FINRA Rule 5121 may not make sales in this offering to any accounts over which it exercises discretionary authority without first receiving the specific written approval of the account holder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Risk Factors	You should carefully read and consider, in addition to matters set forth elsewhere in this prospectus supplement, the information contained or referred to in the “Risk Factors” section of this prospectus supplement beginning on page S-4 and in our 2022 Form 10-K.

Trustee and Paying Agent	U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (the “Trustee”).

Governing Law	The notes and the indenture, dated as of November 1, 2011, between us and the Trustee, as it has heretofore been and may be amended and supplemented from time to time, including by the officer’s certificate establishing the terms of the notes (which we collectively refer to herein as the indenture), will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Before investing in the notes, you should carefully consider the risks described or referred to below, as well as the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein from our filings with the SEC, to which we refer you for more detailed information on our business, industry, and financial and corporate operations and structure. These are risks we consider to be material to your decision whether to invest in the notes. There may be risks that you view differently, and we may omit a risk that we consider immaterial but you consider important. If any of the following contingencies occur, our business, financial condition or results of operations could be materially harmed. In that case, the value or trading price of the notes could decline, and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

For a discussion of these risks, please see the risk factors contained under the caption “Item 1A. Risk Factors” in our 2022 Form 10-K.

RISKS RELATED TO THIS OFFERING

We may be able to issue substantially more debt.

The indenture does not limit the amount of unsecured indebtedness we may issue. The indenture also permits us to incur secured debt, subject to certain limitations, as described further under “Description of Notes—Limitation on Secured Debt” in the accompanying prospectus.

In the case of a bankruptcy or insolvency, holders of our secured indebtedness, if any, and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.

Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that secured indebtedness. Limitations on our right to incur secured indebtedness are described under “Description of Notes—Limitation on Secured Debt” in the accompanying prospectus.

Accordingly, in the case of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured and unsubordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

If an active trading market does not develop for the notes, you may be unable to sell the notes or to sell them at a price you deem sufficient.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or to arrange for the notes to be quoted on any automated system. We provide no assurance as to:

•	the liquidity of any trading market that may develop for the notes;

•	the ability of holders to sell their notes; or

•	the price at which holders would be able to sell their notes.

Even if a trading market develops, the notes may trade at higher or lower prices than their principal amount or purchase price. If a market for the notes does not develop, purchasers may be unable to resell the notes for an extended period of time. Consequently, a holder of notes may not be able to liquidate its investment readily, and the notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAPITALIZATION

You should read the information set forth below as to our consolidated capitalization in conjunction with our historical financial statements and the related notes and other financial information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	December 31, 2022
	(in thousands)
Common Stockholder’s Equity	$2,655,665	55.7%
Long-Term Debt, Net	2,114,980	44.3%

Total Capitalization	$4,770,645	100.0%

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the notes, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $                 million. We intend to use the net proceeds from this offering (i) to repay or redeem at or prior to maturity some or all of the outstanding $150 million aggregate principal amount of our 3.85% Notes due 2023, (ii) to repay or redeem at or prior to maturity some or all of the outstanding $90.745 million aggregate principal amount of tax-exempt bonds issued on our behalf, bearing interest at 4.00% per annum and maturing in 2029, (iii) to repay debt incurred under our $250 million revolving credit facility which expires in October 2026 and/or (iv) for general corporate purposes as permitted by law. This prospectus supplement does not constitute a notice of redemption of such notes or tax-exempt bonds to be redeemed.

Certain of the underwriters or their affiliates may own a portion of the notes or tax-exempt bonds that may be repaid or redeemed with the net proceeds from this offering and may, therefore, receive a portion of the net proceeds from this offering. In addition, certain of the underwriters, either directly or through affiliates, are lenders under our revolving credit facility and accordingly may receive a portion of the net proceeds from this offering pursuant to the repayment of borrowings under such revolving credit facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

DESCRIPTION OF NOTES

The following description is a summary of certain of the terms of the notes and the indenture. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the indenture and the form of certificates evidencing the notes, which are available upon request from us, and the Trust Indenture Act of 1939, as amended. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the indenture.

In this “Description of Notes” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

General

We are offering $                 million aggregate principal amount of our                 % senior notes due 20    .

We will issue the notes as a series of debt securities under the indenture. The notes and all other debt securities issued under the indenture are collectively referred to herein as “Indenture Securities.” The specific terms of each series of Indenture Securities, including the notes, will be established by an officer’s certificate or a supplemental indenture. For the purposes of this section, any reference to the “indenture” shall generally mean the indenture, as it has heretofore been and may be amended or supplemented from time to time, including by the officer’s certificate relating to the notes.

The indenture permits us to issue an unlimited amount of Indenture Securities from time to time in one or more series. All Indenture Securities of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional Indenture Securities of such series. This means that we may from time to time, without the consent of the holders of the outstanding notes, create and issue further Indenture Securities having the same terms and conditions as the notes in all respects, except for the issue date, public offering price and, if applicable, the initial interest payment date. These additional Indenture Securities will be consolidated with, and will form a single series with, the previously outstanding notes.

The notes will be issued in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be denominated and payable in U.S. dollars.

The notes will be issued in book-entry form and will be evidenced by a registered global certificate or certificates without coupons, which we sometimes refer to as the “global securities,” registered in the name of Cede & Co., as nominee for DTC. Holders of interests in global securities will not be entitled to receive notes in definitive certificated form registered in their names except in the limited circumstances described in the accompanying prospectus. See “Description of Notes—Book-Entry System; Delivery and Form” in the accompanying prospectus for a summary of selected provisions applicable to the depositary arrangements.

The notes will not be subject to a sinking fund and will not be subject to redemption or purchase by us prior to maturity at the option of the holders. The indenture does not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. Except for the limitations on the issuance of secured debt described under “Description of Notes—Limitation on Secured Debt” in the accompanying prospectus, the indenture does not limit the incurrence of debt by us or any of our subsidiaries. We or our affiliates may at any time and from time to time purchase some or all of the notes at any price or prices, whether by tender, in the open market, by private arrangement or otherwise, subject to applicable law.

Interest and Interest Payment Dates

Interest on the notes will:

•	be paid at the rate of % per annum;

•	be payable in U.S. dollars;

•	be payable semi-annually in arrears on and of each year, commencing , 2023, and at maturity;

•	be computed on the basis of a 360-day year consisting of twelve 30-day months and for any interest period shorter than a full month, on the basis of the actual number of days elapsed in such period;

•	originally accrue from, and include, the interest accrual date set forth on the cover of this prospectus supplement; and

•

be paid to the persons in whose names the notes are registered at the close of business on the Business Day immediately preceding such interest payment date so long as all of the notes of that series remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date with respect to any notes that do not remain in book-entry only form.

We have agreed to pay interest on any overdue principal and, if such payment is enforceable under applicable law, on any overdue installment of interest on the notes at the applicable rate then borne by the notes to holders of record at the close of business on the Business Day immediately preceding our payment of such interest.

If an interest payment date, a redemption date or the maturity date falls on a day that is not a Business Day, then the payment of principal, premium, if any, or interest, as the case may be, due on that date need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on that interest payment date, redemption date or maturity date, as the case may be, and no interest will accrue for the period after that date.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed or which is not a day on which the corporate trust office of the Trustee is closed for business.

Optional Redemption

Prior to            , 20        (                months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, on not less than 10 nor more than 60 days’ notice prior to the date fixed for redemption, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal of the notes to be redeemed and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points less (b) interest accrued to the redemption date, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, on not less than 10 nor more than 60 days’ notice prior to the date fixed for redemption, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System),

on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date as follows:

(1)

we shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2)

if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3)

if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), we shall select from among those two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If less than all of the notes are to be redeemed at our option, the Trustee will select, in a manner it deems fair and appropriate, the notes or portions of the notes to be redeemed. However, if, as indicated in an officer’s certificate, we have offered to purchase all or any principal amount of the notes then outstanding, and less than all of the notes as to which such offer was made have been tendered to us for such purchase, the Trustee, if so directed by us, will select for redemption all or any principal amount of such notes that have not been so tendered.

On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption; provided that payment of the redemption price shall have been made on or before the redemption date.

Conditional Notice of Redemption

If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption may be made subject to receipt of such monies by the Trustee on or before the redemption date, and such notice shall be of no effect unless such moneys are received.

Trustee

U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) is the Trustee under the indenture.

Additional Information

For additional information about the notes and the indenture, see “Description of Notes” in the accompanying prospectus, including:

•	additional information about the terms of the notes;

•	general information about the indenture and the Trustee under the indenture;

•	a description of the limitation on secured debt;

•	a description of events of default and remedies under the indenture;

•	descriptions of the ability to amend the indenture with and without consent of the holders of the Indenture Securities; and

•	a description of the book-entry registration system for the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following discussion describes certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the notes applicable to Non-U.S. Holders (as defined below) as of the date hereof. Except where noted, this discussion deals only with notes that are held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, assets held for investment) by Non-U.S. Holders that purchase the notes in the offering at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to holders (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The tax treatment of a Non-U.S. Holder may vary depending on the holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to Non-U.S. Holders that may be subject to special tax treatment, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, U.S. expatriates, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. In addition, this discussion does not address any aspects of state, local or foreign tax laws or the so-called “Medicare tax” on net investment income. This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	a nonresident alien individual (but not a U.S. expatriate);

•	a foreign corporation other than a “controlled foreign corporation” or a “passive foreign investment company;”

•	an estate the income of which is not subject to U.S. federal income taxation regardless of its source; or

•

a trust if no court within the U.S. is able to exercise primary supervision over its administration or if no U.S. persons have the authority to control all substantial decisions of the trust, and that does not have a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partners of partnerships holding notes are encouraged to consult their tax advisors.

Prospective investors are encouraged to consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the notes, including the application and effect of U.S. federal, state, local and foreign tax laws.

Interest Payments

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” the 30% U.S. federal withholding tax that generally is imposed on interest from U.S. sources should not apply to interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on a note to a Non-U.S. Holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of TEP’s stock entitled to vote;

•	the Non-U.S. Holder is not a bank acquiring the notes as an extension of credit entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to TEP through stock ownership; and

•

the Non-U.S. Holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such Non-U.S. Holder is not a United States person (as defined under the Code), generally by providing a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms.

Special certification and other rules apply to certain Non-U.S. Holders that are pass-through entities rather than individuals or corporations.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid (including any payments deemed to be payments of interest for U.S. federal income tax purposes, such as original issue discount) on the notes made to a Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless that Non-U.S. Holder provides the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, the Non-U.S. Holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, is attributable to that permanent establishment), that Non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis, generally in the same manner as if that Non-U.S. Holder were a United States person (as defined under the Code). In addition, if such Non-U.S. Holder is a foreign corporation, under certain circumstances it also may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Disposition of a Note

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Accounts Tax Compliance Act,” any gain realized on the disposition of a note generally will not be subject to U.S. federal income or withholding tax unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Information Reporting and Backup Withholding

The amount of interest paid on the notes to Non-U.S. Holders generally must be reported annually to the IRS. These reporting requirements may apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the notes also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A Non-U.S. Holder generally will not be subject to additional information reporting or to backup withholding with respect to payments on the notes or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of notes to or through a U.S. office of any broker, as long as the Non-U.S. Holder:

•

has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, that the Non-U.S. Holder is not a United States person (as defined under the Code);

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of notes to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale or disposition of notes will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally is allowable as a credit against such Non-U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the Non-U.S. Holder’s actual U.S. federal income tax liability and the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Account Tax Compliance Act

Under sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to interest payments on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While such withholding would have applied also to payments of gross proceeds from the sale or other disposition (including any redemption) of the notes, recently proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury regulations are issued. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of notes, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the notes with respect to whom the payment was made and will reduce the amount of cash to which such holder otherwise would be entitled. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the notes.

The U.S. federal income tax discussion set forth above is for general information only and is not tax advice, and may not be applicable depending upon a holder’s particular situation. Prospective investors are encouraged to consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under (i) state, local, foreign and other tax laws, (ii) U.S. gift and estate tax laws and (iii) any applicable income tax treaty.

UNDERWRITING (CONFLICTS OF INTEREST)

General

Truist Securities, Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each underwriter and each underwriter named below has agreed to purchase, severally and not jointly, the principal amount of notes set forth opposite each underwriter’s name:

Underwriters	Principal Amount
Truist Securities, Inc.	$
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Academy Securities, Inc.

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, either the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated, depending on the amount of notes to which the default relates.

The underwriters propose to offer the notes to the public initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to certain securities dealers at such price less a concession not in excess of                 % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of                 % of the principal amount of the notes on sales to certain other brokers and dealers. After the initial offering of the notes, the public offering price and other selling terms of the notes may change. The following table shows the underwriting discount we will pay to the underwriters in respect of this offering:

Per note		%
Total	$

The expenses of the offering, not including the underwriting discount, are estimated to be $800,000 and are payable by us.

The underwriters are offering the notes, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Under the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation or prediction is made of the magnitude or the direction of any effect that the transactions described above may have on the market price of the notes. The underwriters are not required to engage in these activities, and, if commenced, may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to arrange for the notes to be quoted on any automated system. Although the underwriters have indicated that they intend to make a market in the notes in a manner permitted under applicable securities laws, the underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance as to the existence, development, maintenance, or liquidity of any trading market for the notes.

Certain Relationships

The underwriters or their respective affiliates have in the past provided, currently provide, and may in the future provide, investment banking, commercial banking, financial advisory or other services to us and our affiliates for which they have received, or expect to receive, customary fees. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee under the indenture.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may own a portion of the notes or tax-exempt bonds that may be repaid or redeemed with the net proceeds of this offering and may, therefore, receive a portion of the net proceeds from this offering. In addition, we may use a portion of the net proceeds of this offering to repay borrowings under our $250 million revolving credit facility, including amounts owed to the underwriters or their affiliates that are lenders under the credit facility as described under “Use of Proceeds” in this prospectus supplement. Any underwriter (together with its affiliates) that receives at least 5% of the net proceeds from this offering will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Under FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as this offering is a class of securities that are “investment grade rated” within the meaning of FINRA Rule 5121. In order to comply with FINRA Rule 5121, any underwriter that has a conflict of interest within the meaning of FINRA Rule 5121 may not make sales in this offering to any accounts over which it exercises discretionary authority without first receiving the specific written approval of the account holder.

Settlement

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes will settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

General

The notes are being offered for sale in the United States and Canada, subject to applicable law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI  33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022, incorporated by reference in this prospectus supplement by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Amy J. Welander, our Vice President, General Counsel and Assistant Corporate Secretary, and by Morgan Lewis & Bockius LLP, New York, New York, our New York counsel, and for the underwriters by Bracewell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus omit certain information that is included in the registration statement and its exhibits. Since this prospectus supplement and the accompanying prospectus do not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement and the accompanying prospectus, including statements incorporated by reference as discussed below, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file reports and other information with the SEC in accordance with the informational requirements of the Exchange Act. Such reports and other information are available to the public on the SEC’s website located at www.sec.gov. The reports and other information that TEP files with the SEC are also available through our website at www.tep.com. TEP is providing the address of TEP’s website solely for the information of investors and does not intend the address to be an active link. No information available on our website, other than the specific reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus supplement, the accompanying prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the 2022 Form 10-K, which we have filed with the SEC (File No. 1-5924), and any future filings that we make with the SEC under Sections  13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed “furnished” but not “filed.” Information that TEP files in the future with the SEC will automatically update and supersede this information.

You may access a copy of any or all of these filings, free of charge, on the SEC’s website or on our website, as described above under “Where You Can Find More Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing, telephoning or emailing us at:

Tucson Electric Power Company

88 E. Broadway Boulevard

Tucson, Arizona 85701

Telephone: (520) 571-4000

Email: capitalresources@tep.com

PROSPECTUS

Tucson Electric Power Company

Senior Notes

We may periodically offer our senior notes. We will determine the price and other terms of each series of notes, including whether any series will be subject to redemption prior to maturity, at the time of sale.

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may have in the future and will effectively be junior to any secured debt that we may have in the future (to the extent of the value of the collateral securing such secured debt). Unless otherwise specified in the applicable prospectus supplement related to a series of notes, no series of notes will be listed on a national securities exchange.

We will make interest payments on the notes of each series in the amounts and on the dates specified in the applicable prospectus supplement.

This prospectus may be used to offer and sell series of notes only if accompanied by the prospectus supplement for that series. We will provide the specific information for each offering and the specific terms of the notes being offered, including their offering prices, interest rates and maturities, in a supplement to this prospectus relating to that offering. Supplements may also add, update or change the information in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in the notes involves risks. See “Risk Factors,” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 5, 2022

You should rely only on the information provided in this prospectus, the prospectus supplement and any related free writing prospectus, as well as the information incorporated by reference. We have not authorized anyone else to provide you with information about us or the notes. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

i

RISK FACTORS

Investing in the notes involves certain risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Forward-Looking Information,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and the notes we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the notes and your investment therein.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the SEC. By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the notes described in this prospectus. Each time we sell a series of notes we will provide a prospectus supplement containing a description of the notes of that series, including information about the specific terms of that series and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the applicable prospectus supplement and the exhibits to the registration statement, together with the additional information referred to under the heading “Where You Can Find More Information” below in making your investment decision.

TUCSON ELECTRIC POWER COMPANY

Tucson Electric Power Company, an Arizona corporation (“TEP” or the “Company”), and its predecessor companies have served the greater Tucson metropolitan area for 129 years. TEP is a regulated electric utility company serving approximately 441,000 retail customers. TEP’s service territory covers 1,155 square miles and includes a population of over one million people in Pima County, as well as parts of Cochise County. TEP’s principal business operations include generating, transmitting, and distributing electricity to its retail customers. In addition to retail sales, TEP sells electricity, transmission, and ancillary services to other utilities, municipalities, and energy marketing companies on a wholesale basis. TEP is subject to comprehensive state and federal regulation. The regulated electric utility operation is TEP’s only business segment.

TEP is a wholly-owned subsidiary of UNS Energy Corporation (“UNS Energy”), a utility services holding company. UNS Energy is an indirect wholly-owned subsidiary of Fortis Inc., which is a publicly-held holding company, whose principal executive offices are located in St. John’s, Newfoundland and Labrador, Canada.

Our principal executive offices are located at 88 E. Broadway Boulevard, Tucson, Arizona 85701. Our telephone number is (520) 571-4000.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement and its exhibits. Since this prospectus does not contain all of the information that you may find important, you should review the full text of those documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed below, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file reports and other information with the SEC in accordance with the informational requirements of the Exchange Act. Such reports and other information are available to the public on the SEC’s website located at www.sec.gov. The reports and other information that TEP files with the SEC are also available through our website at www.tep.com. TEP is providing the address of TEP’s website solely for the information of investors and does not intend the address to be an active link. No information available on our website, other than the specific reports we file with the SEC pursuant to the Exchange Act, is a part of this prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed “furnished” but not “filed.” Information that we file in the future with the SEC will automatically update and supersede this information.

The following documents, which we have filed with the SEC (File No. 1-05924), are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022; and

•	Current Report on Form 8-K filed on February 17, 2022.

You may access a copy of any or all of these filings, free of charge, on the SEC’s website or on our website, as described above under “Where You Can Find More Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing, telephoning or emailing us at:

Tucson Electric Power Company

88 E. Broadway Boulevard

Tucson, Arizona 85701

Telephone: (520) 571-4000

Email: capitalresources@tep.com

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, the net proceeds from the offering of the notes will be used (a) to fund our construction, facility improvement and/or maintenance programs, (b) to pay outstanding debt securities on their stated due dates or in some cases to redeem or repurchase debt securities prior to their stated due dates, (c) to repay short-term debt, (d) for other general corporate purposes permitted by law, or (e) to reimburse our treasury for expenditures previously made for any of these purposes. The specific purposes for the proceeds of a particular series of notes will be described in the prospectus supplement relating to that series.

DESCRIPTION OF NOTES

General

This section summarizes terms of unsecured debt securities, referred to herein as the “notes,” that we may offer with this prospectus. The notes may be issued from time to time in one or more series under an indenture, dated as of November 1, 2011, between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), trustee (the “Trustee”). This indenture, as it has heretofore been and may be amended or supplemented from time to time, is referred to herein as the “Indenture.” The notes of a specific series and all other debt securities issued under the Indenture are collectively referred to herein as the “Indenture Securities.” The specific terms of each series of Indenture Securities will be established by an officer’s certificate or a supplemental indenture. Most of the specific terms of the notes of a specific series will be described in a prospectus supplement attached to this prospectus and may vary from the terms described herein. For the purposes of this section, any reference to the “Indenture” shall generally mean the Indenture as supplemented by the officer’s certificate or supplemental indenture relating to a specific series of notes. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirely by reference to, the Indenture, the form of certificates evidencing a specific series of notes, the prospectus supplement relating to a specific series of notes, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the Indenture.

In this “Description of Notes” section, references to “we,” “our” and “us” mean Tucson Electric Power Company excluding, unless otherwise expressly stated, its subsidiaries.

The Indenture has been filed with the SEC and is an exhibit to the registration statement that contains this prospectus. See “Where You Can Find More Information” to find out how to locate our filings with the SEC.

There are existing series of Indenture Securities outstanding under the Indenture. For current information on our debt outstanding, see our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q, if any, since such Form 10-K and our current reports on Form 8-K, if any, since such Form 10-K or Form 10-Q. See “Where You Can Find More Information.” The Indenture permits us to issue an unlimited amount of notes from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, all notes of any one series need not be issued at the same time, and, unless restricted, a series may be reopened for issuances of additional notes of such series. This means that we may from time to time, without the consent of the holders of the outstanding notes of a series, create and issue additional notes having the same terms and conditions as the outstanding notes of a series in all respects, except for issue date, price to public and, if applicable, the initial interest payment date. These additional notes will be consolidated with, and will form a single series with, the previously outstanding notes of that series.

The applicable prospectus supplement will describe the terms for each specific series of notes including:

•	title of the notes of that series,

•	any limit on the aggregate principal amount of the notes of that series,

•	maturity date,

•	interest rate or rates (or the method to calculate such rate),

•	remarketing provisions, if any,

•	redemption or repurchase provisions,

•	whether the notes will be subject to any conversion, amortization, or sinking or similar fund,

•	if other than the principal amount, the portion of the principal amount payable upon maturity,

•	whether, and on what terms and at what prices, the notes may be converted into or exercised or exchanged for any other type of security, and

•	any other provisions.

We may sell notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell notes denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the Indenture does not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. Except for the limitations on the issuance of secured debt described under “Limitation on Secured Debt” below, the Indenture does not limit the incurrence of debt by us or any of our subsidiaries. We or our affiliates may at any time and from time to time purchase some or all of the notes at any price or prices, whether by tender, in the open market, by private arrangement or otherwise, subject to applicable law.

Ranking

The notes will be our direct unsecured and unsubordinated general obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to any subordinated debt that we may have in the future and will effectively be junior to any secured debt that we may have in the future (to the extent of the value of the collateral securing any such future secured debt). The Indenture does not limit the amount of debt that may be issued under the Indenture or the amount of any other debt that would rank pari passu with the notes. Limitations on the issuance of secured debt are described under “Limitation on Secured Debt” below.

Redemption

We will set forth any terms for the redemption of the notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to notes redeemable at the option of the holder of those notes, the notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry System; Delivery and Form”) if less than all of the notes of any series or any tranche thereof are to be redeemed, the Trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate.

If notice of redemption has been given and the conditions, if any, set forth in such notice have been satisfied, the notes to be redeemed will cease to bear interest on the redemption date (unless we default in the payment of the redemption price and accrued interest). We will pay the redemption price and any accrued interest to the redemption date upon surrender of any note for redemption. If only part of a note is redeemed, the Trustee will deliver to the holder of the note a new note of the same series for the remaining portion without charge.

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the notes.

Payment and Paying Agents

Unless otherwise specified in the applicable prospectus supplement, interest on the notes payable on each interest payment date will be paid to the Person in whose name that note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the notes of the same series as that note remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the notes of that series do not remain in book-entry only form; provided, however, that interest payable at maturity will be paid to the Person to whom the principal is paid; and provided further, that, in the case of a series of notes not in book-entry form, interest payable on a note issued after a regular record date and before the related interest payment date will be paid to the initial registered owner of that note. If there has been a default in the payment of interest on any note, other than at maturity, the defaulted interest may be paid to the holder of such note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest and not less than 10 days after receipt by the Trustee of the notice of the proposed payment.

Principal, premium, if any, and interest on the notes at maturity will be payable upon presentation of the notes at the corporate trust office of the Trustee, in the City of New York, as our paying agent. We may change the place of payment on the notes, and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion after giving prompt written notice to the Trustee and prompt notice to the holders.

We will pay principal, premium, if any, and interest due on the notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the notes as described under “—Book-Entry System; Delivery and Form.”

Registration and Transfer

The transfer of notes may be registered, and notes may be exchanged for other notes of the same series, of authorized denominations and with the same terms and principal amount, at the offices of the Trustee in the City of New York. We may change the place for registration of transfer and exchange of the notes and may designate additional places for registration and exchange after giving prompt written notice to the Trustee and prompt notice to the holders. No service charge will be made for any transfer or exchange of the notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any notes during the 15 days before giving any notice of redemption, (b) any note during the 15 days before an interest payment date or (c) any note selected for redemption except the unredeemed portion of any note being redeemed in part.

Limitation on Secured Debt

So long as any Indenture Securities of any series remain outstanding with respect to which this covenant is specified as benefitting, we will not create, issue, incur or assume any Secured Debt other than

Permitted Secured Debt (in each case as defined below); provided, that this covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either:

(a) we make effective provision whereby all Indenture Securities then outstanding shall be secured equally and ratably with such Secured Debt through the Release Date (as defined below); or

(b) we deliver to the Trustee to hold through the Release Date bonds, notes or other evidences of indebtedness secured by the Lien (as defined below), which secures such Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Indenture Securities then outstanding and meeting certain other requirements set forth in the Indenture.

This covenant is included in the Indenture solely for the benefit of series of Indenture Securities that are designated as “Benefitted Securities” as contemplated by the Indenture. Unless otherwise specified in the applicable prospectus supplement, the notes being offered hereby will not be designated as Benefitted Securities.

Certain Definitions

“Capital Lease Obligations” means obligations required to be recognized as lease liabilities on the Company’s consolidated balance sheet in respect of any lease agreement (including any lease intended as security) of the Company of a character that, under generally accepted accounting principles, is required to be classified as a finance lease (or similar classification), but not as an operating lease (or similar classification).

“Debt” means:

(i) our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money;

(ii) any guaranty by us of any such indebtedness of another Person; and

(iii) Capital Lease Obligations.

“Debt” does not include, among other things, (x) our indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (y) our obligations under any lease agreements that are not Capital Lease Obligations, or (z) liabilities secured by any Lien on any property owned by us if and to the extent that we have not assumed or otherwise become liable for the payment thereof.

“Excepted Property” includes, among other things, cash, deposit accounts, securities accounts, securities entitlements, commodity accounts and securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances; certain intellectual property rights and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of any of our property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or that are otherwise not necessary for the operation or maintenance of electric, gas or water utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; all property that is the subject of a lease agreement designating us as lessee and our interest in such property and such lease agreement, except for the property that is subject to a lease agreement for which our obligations under such lease are Capital Lease Obligations; and all property that is not located in the State of Arizona or the State of New Mexico and is not used by us in the business of the generation, transmission and/or distribution of electric energy.

“Lien” means any mortgage, deed of trust, pledge, security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

“Permitted Secured Debt” means, as of any particular time, any of the following:

(i) Secured Debt that matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(ii) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any of our property other than (A) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (B) with respect to Purchase Money Liens, other property subsequently acquired by us;

(iii) Secured Debt originally issued by an entity with or into which we merge or consolidate that is secured by a Lien existing at the time of such merger or consolidation, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Lien shall extend to or cover any of our property (as constituted immediately prior to such merger or consolidation) other than the property subject to such Liens immediately prior to such merger or consolidation and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof;

(iv) Secured Debt relating to governmental obligations, the interest on which is not included in gross income for purposes of federal income taxation, issued for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the Lien that secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

(v) Secured Debt (A) that is related to the construction or acquisition of property not previously owned by us or (B) that is related to the financing of a project involving the development or expansion of our property and (C) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause (C) above;

(vi) Secured Debt permitted under clause (b) of the first paragraph under this heading “Limitation on Secured Debt;” and

(vii) in addition to the Permitted Secured Debt described in clauses (i) through (vi) above, Secured Debt not otherwise permitted constituting “Permitted Secured Debt” in an aggregate principal amount not exceeding the greater of (a) 10% of our Tangible Assets and (b) 10% of Total Capitalization, each as shown on our consolidated balance sheet dated as of the end of our latest fiscal quarter prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt.

“Person” means any individual, corporation (as defined in the Indenture), partnership, limited liability partnership, joint venture, trust or unincorporated organization or any governmental authority.

“Purchase Money Lien” means, with respect to any property being acquired by us, a Lien on such property that:

(i) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(ii) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, gives value to enable the grantor of such Lien to acquire rights in or the use of such property;

(iii) is held by a trustee or agent for the benefit of one or more Persons described in clause (i) or (ii) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(iv) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of the Indenture, the term Purchase Money Lien will be deemed to include any Lien described above whether or not such Lien (A) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (B) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (C) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

“Release Date” means the date, if any, following the election by us of either of the alternatives described in clause (a) or (b) of the first paragraph under this heading “Limitation on Secured Debt” on which either no Benefitted Securities shall remain outstanding or no Secured Debt is then outstanding (other than the Indenture Securities) that, following the Release Date, will benefit from the Lien then securing the Indenture Securities or bonds, notes or other evidences of indebtedness described in such clause (b) held by the Trustee.

“San Carlos” means San Carlos Resources, Inc. At the date of this prospectus, San Carlos is our direct, wholly-owned subsidiary that holds title to Unit 2 of the Springerville Generating Station. For purposes of the limitation on Secured Debt described under this heading, as long as San Carlos remains, directly or indirectly, our majority-owned subsidiary, the provisions of the limitations on Secured Debt described under this heading will apply to Debt of San Carlos and Liens on the property of San Carlos, and the capital stock of San Carlos held by us will not be deemed to be Excepted Property.

“Secured Debt” means Debt created, issued, incurred or assumed by us that is secured by a Lien upon any of our property (other than Excepted Property), real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of the Indenture Securities or thereafter acquired. For the purpose of the limitation on Secured Debt covenant described under this heading, any Capital Lease Obligations of the Company will be deemed to be Debt secured by the Lien on our property.

“Tangible Assets” means (i) total assets of the Company and its consolidated subsidiaries minus (ii) the aggregate amount of all intangible assets (other than intangible assets the cost of which is expected by us to be recovered through revenues from the sale of electrical capacity and/or energy or the provision of related services), in each case as shown on our consolidated balance sheet, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as we conduct.

“Total Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of our shares held in our treasury, if any, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as we conduct.

Satisfaction and Discharge

Subject to certain conditions (including conditions set forth in the officer’s certificate establishing a series of Indenture Securities), we will be discharged from our obligations in respect of the Indenture Securities of such series if we irrevocably deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of such Indenture Securities.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any corporation (as defined in the Indenture), unless:

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the surviving or successor entity or an entity that acquires by conveyance or transfer or that leases our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all Indenture Securities and under the Indenture;

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immediately after giving effect to the transaction, no event of default under the Indenture or no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in the Indenture.

For purposes of the Indenture, the conveyance, other transfer, or lease by us of all of our facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of our facilities described in clauses (a) and (b), considered together, or all of our facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, we shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased.

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the Indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the Indenture and the outstanding Indenture Securities. The terms of the Indenture do not restrict us in, among other situations, a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in the Indenture with respect to any series of Indenture Securities means any of the following:

•	failure to pay interest on any Indenture Security for 30 days after it is due and payable;

•	failure to pay the principal of or any premium on any Indenture Security when due and payable;

•	failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of Indenture Securities, that continues for 90 days after we receive a written notice from the Trustee, or we and the Trustee receive a written notice from the holders of 33% in aggregate principal amount of the Indenture Securities of that series; or

•	events of bankruptcy, insolvency or reorganization relating to us specified in the Indenture.

In the case of the third event of default listed above, the Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Indenture Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action and we have given a written notice of such corrective action to the Trustee within such period.

The Trustee shall give notice of any default with respect to any Indenture Securities of any series to holders of Indenture Securities of such series in a manner and to the extent required by the Trust Indenture Act. However, except in the case of a default in the payment of principal, premium or interest on any Indenture Security or in the payment of any sinking fund deposit with respect to any Indenture Security, the Trustee may withhold such notice if it is determined in good faith that the withholding of such notice would be in the interests of the holders of Indenture Securities of such series.

Remedies

Acceleration of Maturity

If an event of default applicable to the Indenture Securities of any series but not applicable to other series of outstanding Indenture Securities occurs and continues, either the Trustee or the holders of a majority in aggregate principal amount of the Indenture Securities of such series may then declare the principal amount of all Indenture Securities of such series and interest accrued thereon to be due and payable immediately. However, under the Indenture, some Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Indenture Securities are defined as “Discount Securities” in the Indenture.

If an event of default applicable to outstanding Indenture Securities of more than one series exists, either the Trustee or the holders of a majority in aggregate principal amount of all Indenture Securities then outstanding of all such series, considered as one class, and not the holders of the Indenture Securities of any one of such series, may declare the principal of all Indenture Securities of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to Indenture Securities of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such Indenture Securities and interest accrued thereon shall become due and payable immediately.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the Indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest on all Indenture Securities of the series;

(ii)	the principal of and premium, if any, on any Indenture Securities of the series, which have otherwise become due and interest thereon that is currently due;

(iii)	interest on overdue interest, to the extent payment is lawful; and

(iv)	all amounts due to the Trustee under the Indenture; and

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any other event of default under the Indenture with respect to the Indenture Securities of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the Indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Control by Holders

Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series.

The rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the Indenture; and

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the Trustee shall be entitled to receive from such holders security or indemnity satisfactory to it against such costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

Limitation on Right to Institute Proceedings

No holder of Indenture Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default under the Indenture;

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the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default under the Indenture shall have occurred and be continuing, considered as one class, have made a written request to the Trustee, and have offered indemnity to the Trustee, such indemnity satisfactory to the Trustee, to institute proceedings;

•	the Trustee has failed to institute any proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

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no direction inconsistent with such written request shall have been given to the Trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which an event of default shall have occurred and be continuing, considered as one class.

No one or more of such holders shall have any right in any manner to affect or prejudice the rights of other such holders or obtain priority over other such holders.

However, these limitations do not apply to a suit by a holder of an Indenture Security for payment of the principal, premium, if any, or interest on the Indenture Security on or after the applicable due date.

The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

Waiver of Default or Compliance

The holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of the series affected.

Modification and Waiver

Amendments Without Consent of Holders

Without the consent of any holder of Indenture Securities issued under the Indenture, including holders of the notes, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the Indenture Securities;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of Indenture Securities or for the Company to surrender any right or power under the Indenture;

•	to add additional events of default under the Indenture for all or any series of Indenture Securities;

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to change, eliminate or add any provision to the Indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Indenture Securities of any series in any material respect, the change, elimination or addition will become effective only:

(i)	when the consent of the holders of Indenture Securities of such series has been obtained in accordance with the Indenture; or

(ii)	when no Indenture Securities of the affected series remain outstanding under the Indenture;

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to provide collateral security for all but not part of the Indenture Securities, which may include supplemental indentures entered into to effect the collateral provisions described in clauses (a) and (b) of the first paragraph under the heading “Limitation on Secured Debt” above;

•	to establish the form or terms of Indenture Securities of any series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Indenture Securities of all or any series;

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to change any place where principal, premium, if any, and interest shall be payable, Indenture Securities may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

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to amend and restate the Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect; or

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to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the Indenture; provided that such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series in any material respect.

Amendments With Consent of Holders

The consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount of any Indenture Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Indenture Security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding Indenture Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify some of the provisions of the Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Indenture Securities of any series, without the consent of the holder of each outstanding Indenture Security affected thereby.

An officer’s certificate or supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of Indenture Securities, or modifies the rights of the holders of Indenture Securities of one or more series, will not affect the rights under the Indenture of the holders of the Indenture Securities of any other series.

The Indenture provides that Indenture Securities owned by us or any other obligor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Indenture Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Indenture Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Indenture Securities and the holder of every Indenture Security issued upon the registration of transfer of or in exchange of these Indenture Securities. A transferee will be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the Indenture Security.

Evidence of Compliance

We have agreed under the Indenture to provide to the Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture.

Duties of Trustee; Resignation or Removal of Trustee

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an Indenture trustee under the Trust Indenture Act.

The Trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of Indenture Securities then outstanding delivered to the Trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture.

Notices

Notices to holders of notes will be given by mail to the addresses of such holders as they may appear in the security register for notes.

Title

We, the Trustee, and any of our agents or agents of the Trustee, may treat the Person in whose name notes are registered as the absolute owner thereof, whether or not the notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Information about the Trustee

An affiliate of the Trustee is the trustee under various indentures relating to industrial revenue development bonds issued by a governmental authority, the net proceeds of which have been made available to us.

Book-Entry System; Delivery and Form

Book-Entry Registration

Unless otherwise specified in the applicable prospectus supplement, the notes will initially be represented by one or more global certificates, which will be issued in definitive, fully registered, book-entry form. The global certificates will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until book-entry interests are exchanged for certificated notes, the global notes held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another of its nominees or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the global certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global certificates through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Payments on the notes represented by the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global certificates as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificates held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global certificate for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global certificate will not be entitled to have notes represented by that global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global certificate must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or a global certificate.

We have provided the description of the operations and procedures of DTC in this prospectus, which is based on information made available by DTC, solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of the Company, the underwriters or the Trustee takes any responsibility for such description or the proper performance of these operations or procedures. None of the Company, the underwriters or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes. You are urged to contact DTC or its participants directly to discuss these matters.

DTC

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC and certain other securities clearance agencies, which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants.

•	The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

•

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or beneficial owner, is in turn to be recorded on the records of the direct or indirect participant in DTC through which the purchase was made. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from such direct or indirect participant. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of such direct and indirect participants. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

•

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

•

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the Indenture. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

•

Redemption notices will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

•

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

•

Redemption proceeds and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated notes would be required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered to DTC.

Certificated Notes

We will not issue certificated notes, except that we will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global certificate upon surrender by DTC of the global certificates if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global certificate or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the Indenture has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes represented by such global certificate.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

PLAN OF DISTRIBUTION

General. We may sell the notes offered pursuant to this prospectus:

(1)	through underwriters or dealers,

(2)	through agents,

(3)	directly to one or more purchasers, or

(4)	other methods described in the applicable prospectus supplement.

This prospectus may be used in connection with any offering of securities through any of these methods.

Through Underwriters or Dealers. If we use underwriters in the sale of notes of a specific series, the underwriters will acquire the notes of that series for their own account. The underwriters may resell such notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the notes directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the notes of a specific series, the obligations of the underwriters to purchase the notes of that series will be subject to certain conditions, and the underwriters will be obligated to purchase all of those notes if they purchase any of them. If we use a dealer in the sale, we will sell the notes to the dealer as principal. The dealer may then resell the notes of that series at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. We may designate one or more agents to sell the notes of a specific series. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. We may sell the notes of a specific series directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

Other Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of the notes of a specific series, any initial public offering price and other terms of the offering of those notes.

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the notes of a specific series from us at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The notes of a specific series may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for us, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in connection with the securities remarketed thereby.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If indicated in the applicable prospectus supplement, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be identified in the applicable prospectus supplement.

We may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments that the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021, incorporated by reference in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Todd C. Hixon, our Senior Vice President, General Counsel and Corporate Secretary, and by Morgan, Lewis & Bockius LLP, our New York counsel.

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